UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010 (August 26, 2010)

MID-AMERICA APARTMENT COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	1-12762	62-1543819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee		38138
(Address of principal executive offices)		(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 26, 2010, Mid-America Apartment Communities, Inc. (the “Company”) and Mid America Apartments, L.P. entered into a Controlled Equity Offering Sales Agreement (the “Agreements”) with each of Cantor Fitzgerald & Co., Raymond James & Associates, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agents, for the purpose of selling shares of its common stock, par value $0.01 per share, in at-the-market offerings or negotiated transactions. In accordance with the terms of the Agreements, the Company may issue and sell up to 6,000,000 shares of its common stock, from time to time, in at-the-market offerings or negotiated transactions through the sales agents. Each sales agent will be entitled to compensation up to 2.0% of the gross sales price per share for any shares of common stock sold under their respective Agreement.

The Agreements have been filed as Exhibits 1.1, 1.2 and 1.3 to this Current Report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed pursuant to Item 9.01:

Exhibit No.	Description
1.1	Controlled Equity Offering Sales Agreement, dated August 26, 2010, by and among Mid-America Apartment Communities, Inc., Mid America Apartments, L.P. and Cantor Fitzgerald & Co.

1.2	Controlled Equity Offering Sales Agreement, dated August 26, 2010, by and among Mid-America Apartment Communities, Inc., Mid America Apartments, L.P. and Raymond James & Associates, Inc.

1.3	Controlled Equity Offering Sales Agreement, dated August 26, 2010, by and among Mid-America Apartment Communities, Inc., Mid America Apartments, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

5.1	Opinion dated August 26, 2010 from Baker, Donelson, Bearman, Caldwell & Berkowitz PC

8.1	Opinion dated August 26, 2010 from Baker, Donelson, Bearman, Caldwell & Berkowitz PC

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz PC (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: August 26, 2010	By: /s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President, Chief Financial Officer,
Treasurer and Director of Financial Reporting
(Principal Financial and Accounting Officer)